Exhibit 10(t)(v)

AMENDMENT NO. 8 AND CONSENT
TO CREDIT AGREEMENT

AMENDMENT NO. 8 AND CONSENT, dated as of December 22, 2006 (this “Amendment”), with respect to the Credit Agreement, dated as of May 20, 2002 (as same has been and may be further amended, restated, supplemented or modified, from time to time, the “Credit Agreement”), by and between AMERICAN MEDICAL ALERT CORP., a New York corporation (the “Company”) and JPMORGAN CHASE BANK, N.A., as successor-in-interest to The Bank of New York, a national banking association (the “Lender”).

RECITALS

The Company has requested, and the Lender has agreed subject to the terms and conditions of this Amendment, to provide a new acquisition loan facility, to amend certain provisions of the Credit Agreement and to consent to the consummation of the Acquisition (as hereinafter defined), all as herein set forth.

Accordingly, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1.	Amendments.

(a)  The following definitions in Section 1.01 of the Credit Agreement are hereby amended and restated in their entirety to provide as follows:

"Applicable Margin" shall mean (a) 0.00% with respect to an Alternate Base Rate Loan, and (b) with respect to an Adjusted Libor Loan, the percentage set forth below under the applicable heading "LIBOR Margin" opposite the applicable ratio.

Ratio of Consolidated Funded Debt to Consolidated EBITDA	LIBOR Margin For Revolving Credit Loans (360 day basis)	LIBOR Margin for the Term Loan, the New Term Loan and the AMI Acquisition Loan (360 day basis)
Less than 1.00:1.00	1.50%	1.75%
Greater than or equal to 1.00:1.00 but less than 1.50:1.00	1.75%	2.00%
Greater than or equal to 1.50:1.00 but less than 2.00:1.00	2.00%	2.25%
Greater than or equal to 2.00:1.00	2.25%	2.50%

Notwithstanding the foregoing, during the period commencing on the Third Effective Date and ending on the date of reset of the Applicable Margin in accordance with this paragraph, the LIBOR Margin for (a) Revolving Credit Loans shall be 1.75% and (b) the Term Loan, the New Term Loan and the AMI Acquisition Loan shall be 2.00%. The Applicable Margin will be set or reset with respect to each Loan on the date which is five (5) Business Days following the date of receipt by the Lender of the financial statements referred to in Section 6.03(a) and Section 6.03(b) together with a certificate of the Chief Financial Officer of the Company certifying the ratio of Consolidated Funded Debt to Consolidated EBITDA (herein, the "Leverage Ratio") and setting forth the calculation thereof in detail; provided, however, (a) the Applicable Margin will first be reset based on the financial statements for the fiscal year ending December 31, 2006, and (b) if any such financial statement and certificate are not received by the Lender within the time period required pursuant to Section 6.03(a) or Section 6.03(b), as the case may be, the Applicable Margin will be set or reset, based on a Leverage Ratio of greater than 2.00:1.00 from the date such financial statements and certificate were due until the date which is five (5) Business Days following the receipt by the Lender of such financial statements and certificate, and provided, further, that the Lender shall not in any way be deemed to have waived any Default or Event of Default, including without limitation, an Event of Default resulting from the failure of the Company to comply with Section 7.13 of this Agreement, or any rights or remedies hereunder or under any other Loan Document in connection with the foregoing proviso. During the occurrence and continuance of a Default or an Event of Default, no downward adjustment, and only upward adjustments, shall be made to the Applicable Margin.

“Commitments” shall mean, collectively, the Revolving Credit Commitment, the Term Loan Commitment, the New Term Loan Commitment and the AMI Acquisition Loan Commitment.

“Loans” shall mean, collectively, the Revolving Credit Loans, the Term Loan, the New Term Loan and the AMI Acquisition Loan.

“Total Commitment” shall mean, at any time, the aggregate of the Commitments in effect at such time which shall be $7,624,998.97.

(b) The following definitions are hereby added to Section 1.01 of the Loan Agreement, in their appropriate alphabetical order:

“AMI Acquisition Loan” shall have the meaning set forth in Section 2.07.

“AMI Acquisition Loan Commitment” shall mean the Lender’s obligation to make the AMI Acquisition Loan to the Company on the Third Effective Date, in the amount of $1,600,000.

“AMI Acquisition Loan Note” shall have the meaning set forth in Section 2.08.

“AMI Acquisition Loan Maturity Date” shall mean January 1, 2011.

“Third Effective Date” shall mean December __, 2006.

(c)  Article II of the Credit Agreement is hereby amended to add the following new sections 2.07 and 2.08 immediately following Section 2.06 thereof:

SECTION 2.07 AMI Acquisition Loan. Subject to the terms and conditions hereof, and relying on the representations and warranties set forth herein, the Lender agrees to make a term loan (the “AMI Acquisition Loan”) to the Company available in a single drawdown on the Third Effective Date in an amount not to exceed the AMI Acquisition Loan Commitment. The AMI Acquisition Loan may be (i) an Adjusted Libor Loan, (ii) an Alternate Base Rate Loan or (iii) a combination thereof. The AMI Acquisition Loan Commitment shall terminate upon funding of the AMI Acquisition Loan on the Third Effective Date.

SECTION 2.08 AMI Acquisition Note.
The AMI Acquisition Loan made by the Lender shall be evidenced by a promissory note of the Company, substantially in the form of Exhibit H, with appropriate insertions (the “AMI Acquisition Note”) payable to the order of the Lender and representing the obligation of the Company to pay the unpaid principal amount of the AMI Acquisition Loan of the Lender with interest thereon as prescribed in Section 3.01. The Lender is authorized to record the Type and the date and amount of each payment or prepayment of principal thereof in the Lender’s records or on the grid schedule annexed to the AMI Acquisition Loan Note; provided, however, that the failure of the Lender to set forth each payment and other information shall not in any manner affect the obligation of the Company to repay the AMI Acquisition Loan in accordance with the terms of the AMI Acquisition Note and this Agreement. The AMI Acquisition Note, the grid schedule and the books and records of the Lender shall constitute conclusive evidence of the information so recorded absent manifest error. The AMI Acquisition Note shall (a) be dated the Third Effective Date, (b) be stated to mature on the AMI Acquisition Loan Maturity Date and (c) be payable as to principal in sixty (60) consecutive monthly principal installments of $26,666.66 each, commencing February 1, 2007, and on the first day of each month thereafter, provided that the final installment on the AMI Acquisition Loan Maturity Date shall be in an amount equal to the remaining principal amount then outstanding. Repayments and prepayments of the AMI Acquisition Loan may not be reborrowed. The AMI Acquisition Loan Note shall bear interest from the date thereof until paid in full on the unpaid principal amount thereof from time to time outstanding at the applicable interest rate per annum determined as provided in, and payable as specified in, Section 3.01.

(d)  The first sentence of Section 3.01(g) of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:

“No Loan which may be funded as an Adjusted Libor Loan may be converted to or continued as an Adjusted Libor Loan with an Interest Period that extends beyond the Revolving Credit Commitment Termination Date, with respect to Revolving Credit Loans, the Maturity Date, with respect to the Term Loan, the New Term Loan Maturity Date, with respect to the New Term Loan or the AMI Acquisition Loan Maturity Date, with respect to the AMI Acquisition Loan.

(e)  The following sentence is hereby added to Section 3.02 of the Credit Agreement at the end thereof.

“The proceeds of the AMI Acquisition Loan shall be used by the Company solely in connection with the Company’s acquisition of certain assets of American Mediconnect, Inc. and Phone Screen, Inc. and for other general corporate purposes.”

(f)  The second and third sentences of Section 3.03(c) of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:

“All partial prepayments of the Term Loan, the New Term Loan and the AMI Acquisition Loan shall be applied to the remaining installments of principal thereof in inverse order of maturity. Prepayments of the Term Loan, the New Term Loan and the AMI Acquisition Loan may not be reborrowed.”

(g)   The table in Section 7.13(a) is hereby amended and restated in its entirety to provide as follows:

"Fiscal Quarter Ending	Ratio

March 31, 2007	1.01:1.00
June 30, 2007	1.04:1.00
September 30, 2007	1.07:1.00
December 31, 2007 and thereafter	1.10:1.00"

Notwithstanding anything to the contrary, Consolidated Fixed Charge Coverage Ratio for the fiscal quarter ending: (a) March 31, 2007 shall be determined with respect to the one fiscal quarter then ending, (b) June 30, 2007 shall be determined with respect to the two fiscal quarters then ending and (c) September 30, 2007 shall be determined with respect to the three fiscal quarters then ending.

(h)  Exhibit H attached to this Amendment is hereby added as Exhibit H to the Credit Agreement.

(i)  Schedules I, II, III, V and VI attached to the Credit Agreement are hereby amended and replaced with Schedules I, II, III, V and VI attached to this Amendment.

2. Conditions of Effectiveness. This Amendment shall become effective upon receipt by (1) the Lender of (a) this Amendment, duly executed by the Company and each Guarantor, (b) the AMI Acquisition Loan Note, in the form of Exhibit H hereto, (c) a certificate of the Secretary or Assistant Secretary of the Company, dated as of the date hereof, in the form of Exhibit 1 hereto, (d) an amendment fee of $7,500, (e) a Joinder Agreement from American Mediconnect Acquisition Corp., along with an Opinion of Counsel and Secretary’s Certificate of American Mediconnect Acquisition Corp. (with Certificate of Incorporation, By-laws, Resolutions and Good Standing Certificate), (f) those documents and information required to be delivered to the Lender in order for the acquisition of the assets from American Mediconnect, Inc. and Phone Screen, Inc. (the “Acquisition”) to be deemed a Permitted Acquisition, and (g) such other documents, instruments and agreements that the Lender shall reasonably require with respect thereto and (2) Farrell Fritz, P.C., of its reasonable attorneys’ fees and expenses incurred in connection with the preparation, execution and delivery of this Amendment, plus all outstanding amounts owed to Farrell Fritz, P.C. for unpaid attorney’s fees and expenses.

3. Miscellaneous.

(a) This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

(b) All terms used herein shall have the same meaning as in the Credit Agreement, as amended hereby, unless specifically defined herein.

(c) This Amendment shall constitute a Loan Document.

(d) Except as expressly amended hereby, the Credit Agreement remains in full force and effect in accordance with the terms thereof. The Credit Agreement and the Loan Documents are each ratified and confirmed in all respects by the Company. The amendments herein are limited specifically to the matters set forth above and for the specific instance and purpose for which given and do not constitute directly or by implication an amendment or waiver of any other provisions of the Credit Agreement or a waiver of any Default or Event of Default which may occur or may have occurred under the Credit Agreement or any other Loan Document.

(e) Upon the effectiveness of this Amendment, each reference in the Credit Agreement and the other Loan Documents to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import shall mean and be a reference to the Credit Agreement, as amended hereby.

(f)  The Company hereby represents and warrants that, (i) except with respect to the matters described in the Press Release (as defined in Amendment No. 2 to Credit Agreement, dated as of of March 28, 2005 between the Company and the Lender), the representations and warranties by the Company pursuant to the Credit Agreement and each other Loan Document, as updated by the Schedules attached hereto, are true and correct, in all material respects, on the date hereof, and (ii) no Default or Event of Default exists under the Credit Agreement or any other Loan Document; provided that, the Lender hereby acknowledges and agrees that the representations and warranties of the Company contained in the Credit Agreement and those covenants set forth in Sections 6.05, 6.06, 6.07, and 6.12 of the Credit Agreement shall not be deemed (prior to, at or after this date of this Amendment) to be breached as a result of the matters described in the Press Release, provided that such matter or matters do not now or shall not hereafter cause a Material Adverse Effect or cause the occurrence of any other Event of Default, it being agreed and understood that the $1,500,000 charge described in the Press Release, in itself, will not be deemed to constitute a Material Adverse Effect.

(g)  The Company hereby: (a) acknowledges and confirms that, notwithstanding the consummation of the transactions contemplated by this Amendment, (i) all terms and provisions contained in the Security Documents are, and shall remain, in full force and effect in accordance with their respective terms and (ii) the liens heretofore granted, pledged and/or assigned to the Lender as security for the Company’s obligations under the Notes (including, without limitation, the AMI Acquisition Loan Note), the Credit Agreement and the other Loan Documents shall not be impaired, limited or affected in any manner whatsoever by reason of this Amendment and that all such liens shall be deemed granted, pledged and/or assigned to the Lender as security for the Company’s obligations to the Lender, including, without limitation, the AMI Acquisition Loan; and (b) represents, warrants and confirms the non-existence of any offsets, defenses, or counterclaims to its obligations under the Credit Agreement or any Loan Document.

(h) The Lender hereby consents to the Acquisition and acknowledges that the Acquisition is a Permitted Acquisition.

(i)  The Company hereby covenants and agrees to deliver to the Lender, within ten (10) Business Days of the date hereof, those items marked as “OPEN” on the checklist attached hereto as Exhibit 2.

(j)  This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one Amendment.

IN WITNESS WHEREOF, the Company and the Lender have caused this Amendment to be duly executed by their duly authorized officers as of the day and year first above written.

AMERICAN MEDICAL ALERT CORP.

By:	/s/ Jack Rhian
Name: Jack Rhian
Title: President

JPMORGAN CHASE BANK, N.A.

By:	/s/ William Ewing
Name: William Ewing
Title: Vice President

The undersigned, not parties to the Credit Agreement but as Guarantors under their respective Guaranties executed in favor of the Lender, dated as of May 20, 2002, and as Grantors under the Security Agreement, dated as of May 20, 2002, each hereby (a) accept and agree to the terms of the foregoing Amendment, (b) acknowledge and confirm that all terms and provisions contained in their respective Guaranty are, and shall remain, in full force and effect in accordance with their respective terms and that its obligations thereunder include obligations of the Company owing to the Lender pursuant to the AMI Acquisition Loan, and (c) (i) all terms and provisions contained in the Security Agreement are and shall remain, in full force and effect in accordance with their respective terms and (ii) the liens heretofore granted, pledged and/or assigned to the Lender as security for the Guaranteed Obligations (as defined in the Guaranty) shall not be impaired, limited or affected in any manner whatsoever by reason of this Amendment and that all such liens shall be deemed granted, pledged and/or assigned to the Lender as security for the Guarantee Obligations, including, without limitation, those Guaranteed Obligations related to the AMI Acquisition Loan.

HCI ACQUISITION CORP.	SAFE COM INC.

By: /s/ Jack Rhian	By: /s/ Jack Rhian
Name: Jack Rhian	Name: Jack Rhian
Title: President	Title: President

LIVE MESSAGE AMERICA	NORTH SHORE ANSWERING
ACQUSITION CORP.	SERVICE, INC.

By: /s/ Jack Rhian	By: /s/ Jack Rhian
Name: Jack Rhian	Name: Jack Rhian
Title: President	Title: President

ANSWER CONNECTICUT	MD ONCALL ACQUISITION CORP.
ACQUSITION CORP.

By: /s/ Jack Rhian	By: /s/ Jack Rhian
Name: Jack Rhian	Name: Jack Rhian
Title: President	Title: President

EXHIBIT H

AMI ACQUISITION LOAN NOTE

$1,600,000	December __, 2006

FOR VALUE RECEIVED, AMERICAN MEDICAL ALERT CORP., a Delaware corporation (the “Company”), promises to pay to the order of JPMORGAN CHASE BANK, N.A. (the “Lender”), on or before the AMI Acquisition Loan Maturity Date, the principal amount of ONE MILLION SIX HUNDRED THOUSAND ($1,600,000) DOLLARS, in sixty (60) consecutive equal monthly installments of $26,666.66 each, commencing February 1, 2007 and continuing on the first day of each month thereafter; provided, however, that the last such payment on the AMI Acquisition Loan Maturity Date shall be in the amount necessary to repay in full the unpaid principal amount of the AMI Acquisition Loan. The Company also promises to pay interest on the unpaid principal amount hereof from the date hereof until paid in full at the rates and at the times which shall be determined in accordance with the provisions of the Credit Agreement referred to below.

This Note is the “AMI Acquisition Loan Note” issued pursuant to and entitled to the benefits of the Credit Agreement dated as of May 20, 2002 by and between the Company and the Lender (as the same has been and may be further amended, restated, modified or supplemented from time to time, the “Credit Agreement”), to which reference is hereby made for a more complete statement of the terms and conditions under which the AMI Acquisition Loan evidenced hereby was made and is to be repaid. Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

Each of the Lender and any subsequent holder of this Note agrees, by its acceptance hereof, that before transferring this Note, it shall record the date and amount of each payment or prepayment of principal of the AMI Acquisition Loan previously made hereunder on the grid schedule annexed to this Note; provided, however, that the failure of the Lender or holder to set forth the AMI Acquisition Loan, payments and other information on the attached grid schedule shall not in any manner affect the obligation of the Company to repay the AMI Acquisition Loan made by the Lender in accordance with the terms of this Note.

This Note is subject to prepayment pursuant to Section 3.03 of the Credit Agreement.

Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued but unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in immediately available funds at the office of The Bank of New York, located at 1401 Franklin Avenue, Garden City, New York 11530 or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement.

No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

Except as may be expressly provided to the contrary in the Credit Agreement, the Company and endorsers of this Note waive diligence, presentment, protest, demand, and notice of any kind in connection with this Note.

THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW WHICH WOULD APPLY THE SUBSTANTIVE LAWS OF ANOTHER JURISDICTION.

IN WITNESS WHEREOF, the Company has caused this Note to be executed and delivered by its duly authorized officer as of the day and year and at the place first above written.

AMERICAN MEDICAL ALERT CORP.

By:	/s/
Name: Jack Rhian
Title: President

SCHEDULE

	Amount of	Outstanding	Type	Applicable		Amount of	Notation
	Principal	Principal	of	Interest	Interest	Principal	Made
Date	Payment	Balance	Loan	Rate	Period	Paid	By